INVESTMENT COMPANY BONDGREAT AMERICAN INSURANCE COMPANY
(A Stock Insurance Company, Herein Called the Underwriter)DECLARATION
Bond No.  524-50-16 - 08Item 1.	Name of Insured (herein called Insured):
Stock Dividend Fund, Inc.	Principal Address:
8150 N. Central Expressway, #M1120
Dallas, TX 75206
Item 2.
Bond Period from 12:01 a.m. 12/26/2010 to 12:01 a.m. 12/26/2011 the effective date of the termination or cancellation of this bond, standard time at the Principal Address as to each of said dates.
Item 3.	Limit of Liability - Subject to Sections 9, 10 and 12 hereof,
	Amount applicable to
Limit of Liability    Deductible	Insuring Agreement (A)-FIDELITY
$300,000	$0		Insuring Agreement (B)-ON PREMISES
$300,000	$5,000	Insuring Agreement (C)-IN TRANSIT
$300,000	$5,000	Insuring Agreement (D)-FORGERY OR ALTERATION
$300,000	$5,000	Insuring Agreement (E)-SECURITIES
$300,000	$5,000	Insuring Agreement (F)-COUNTERFEIT CURRENCY
$300,000	$5,000	Insuring Agreement (G)-STOP PAYMENT
$100,000	$5,000	Insuring Agreement (H)-UNCOLLECTIBLE ITEMS OF
DEPOSIT
$100,000	$5,000	Insuring Agreement (I)-AUDIT EXPENSE
$100,000	$5,000	Insuring Agreement (J)-TELEFACSIMILETRANSMISSIONS
$300,000	$5,000	Insuring Agreement (K)-UNAUTHORIZEDSIGNATURES
$100,000	$5,000		Optional Insuring Agreements and Coverages
		Insuring Agreement (L)-COMPUTER SYSTEMS
$300,000	$5,000	Insuring Agreement (M)-AUTOMATED PHONE SYSTEMS
Not Covered
	N/A	If 'Not Covered' is inserted above opposite any
specified
Insuring Agreement or Coverage, such 	Insuring Agreement or
 Coverage
 and any other reference thereto in this bond shall be deemed
 to be 	deleted therefrom.Item 4.	Offices or Premises

Covered-Offices acquired or established subsequent to the effective
date of this 	bond are covered according to the terms of General
Agreement A.  All the Insured's offices or premises 	in existence
 at the time this bond becomes effective are covered under this bond
 except the offices or 	premises located as follows:  N/AItem 5.
The liability of the Underwriter is subject to the terms of the following
 riders attached hereto:  Riders	No.  1 Item 6.	The Insured by
the acceptance of this bond gives to the Underwriter terminating or cancelling prior bond(s) or policy(ies) No.(s)  FS 524-50-16 - 07 such termination or cancellation to be effective as of the time this bond becomes effective.
	INVESTMENT COMPANY BOND	The Underwriter, in consideration of an
 agreed premium, and subject to the Declarations made a part hereof, the General Agreements, Conditions and Limitations and other terms of this bond, agrees with the Insured, in accordance with Insuring Agreements hereof to which an amount of insurance is applicable as set forth in Item
 3 of the Declarations and with respect to loss sustained by the Insured at any time but discovered during the Bond period, to indemnify and hold
harmless the Insured for:INSURING AGREEMENTS(A)	FIDELITY
Loss resulting from any dishonest or fraudulent act(s), including Larceny or Embezzlement committed by an Employee, committed anywhere and whether committed alone or in collusion with others, including loss of Property resulting from such acts of an Employee, which Property is held by the Insured for any purpose or in any capacity and whether so held gratuitously or not and whether or not the Insured is liable therefor.
Dishonest or fraudulent act(s) as used in this Insuring Agreement shall mean only
dishonest or fraudulent act(s) committed by such Employee with the manifest
 intent:		(a)	to cause the Insured to sustain such loss;
 and		(b)	to obtain financial benefit for the Employee, or for
				any other person or organization intended
by the
Employee to receive such benefit, other than salaries, commissions, fees, bonuses, promotions, awards, profit sharing, pensions or other employee benefits

earned in the normal course of employment.(B)  ON PREMISES		Loss
of
 Property (occurring with or without negligence or violence) through robbery, burglary, Larceny, theft, holdup, or other fraudulent means, misplacement, mysterious unexplainable disappearance, damage thereto or destruction thereof, abstraction or removal from the possession, custody or control of the Insured, and loss of subscription, conversion, redemption or deposit privileges through the misplacement or loss of Property, while the Property is (or is supposed or believed by the Insured to be) lodged or deposited within any offices or premises located anywhere, except in an office listed in
Item 4 of the Declarations or amendment thereof or in the mail or with a carrier for hire other than an armored motor vehicle company, for the purpose of transportation.Offices and Equipment
(1)	Loss of or damage to furnishings, fixtures, stationary,
			supplies or equipment, within any of the Insured's
 				offices covered under this bond caused by
 Larceny or 			theft in, or by burglary, robbery or
hold-up of such 				office, or attempt
thereat, or by vandalism or 				malicious
mischief; or(2) loss through damage to any such office by Larceny or theft in, or by burglary, robbery or hold-up of such
      office or attempt thereat.  	(C)  IN TRANSIT		Loss
of Property (occurring with or without negligence or violence) through robbery, Larceny, theft, hold-up, misplacement, mysterious unexplainable disappearance, being lost or otherwise made away with, damage thereto or destruction thereof, and loss of subscription, conversion, redemption or deposit privileges through the misplacement or loss of Property, while the Property is in transit anywhere in the custody of any person or persons acting as messenger, except while in the mail or with a carrier for hire, other than an armored motor vehicle company, for the purpose of transportation, such transit to begin immediately upon receipt of such
 Property by the transporting person or persons, and to end immediately
upon delivery thereof at destination.(D)		FORGERY OR
ALTERATION
	Loss through FORGERY or ALTERATION of, on or in any bills of exchange,
 checks, drafts, acceptances, certificates of deposit, promissory notes,
or
other written promises, orders or directions to pay sums certain in money due
bills, money orders, warrants, orders upon public treasuries, letters of credit, written instructions, advices or applications directed to the Insured, authorizing or acknowledging the transfer, payment, delivery or receipt of funds or Property, which instructions or advices or applications purport to have been signed or endorsed by any customer of the Insured, shareholder or subscriber to shares, whether certificated or uncertificated, of any Investment
 Company or by any financial or banking institution or stock-broker but which instructions, advices or applications either bear the forged signature or endorsement or have been altered without the knowledge and consent of such customer, shareholder or subscriber to shares, whether certificated or uncertificated, of an Investment Company, financial or banking institution or stockbroker, withdrawal orders or receipts for the withdrawal of funds or Property, or receipts or certificates of deposit for Property and bearing the name of the Insured as issuer, or of another Investment Company for which the Insured acts as agent, excluding, however, any loss covered under
 Insuring Agreement (F) hereof whether or not coverage for Insuring Agreement
 (F) is provided for in the Declarations of this bond.	Any check or draft
 (a) made payable to a fictitious payee and endorsed in the name of such fictitious payee or (b) procured in a transaction with the maker or drawer thereof or Page 1 of 10with one acting as an agent of such maker or drawer or anyone impersonating another and made or drawn payable to the one so impersonated and endorsed by anyone other than the one impersonated, shall
 be deemed to be forged as to such endorsement.	Mechanically reproduced
facsimile signatures are treated the same as handwritten signatures.(E)
 SECURITIES	Loss sustained by the Insured, including loss sustained
 by reason of a violation of the constitution, by-laws, rules or regulations of any Self Regulatory Organization of which the Insured is a member or which would have been imposed upon the Insured by the constitution, by-laws, rules or regulations of any Self Regulatory Organization if the
 Insured had been a member thereof,	(1)	through the Insured's
having, in good faith and in the 		course of business,
whether for its own account or for 		the account of others,
 in any representative, 			fiduciary, agency or
any other capacity, either 			gratuitously or otherwise,
 purchased or otherwise 			acquired, accepted or
received, or sold or delivered, 		or given any value,
extended any credit or assumed 			any liability, on the
faith of, or otherwise acted upon, 		any securities, documents
 or other written 				instruments which prove
 to have been		(a)	counterfeited, or		(b)
forged as to the signature of any maker, drawer,
issuer, endorser, assignor, lessee, transfer agent
or registrar, acceptor, surety or guarantor or as
to the signature of any person signing in any
other capacity, or		(c)	raised or otherwise altered, or
lost, or stolen, or	(2)	through the Insured's having, in good
faith
 and in the 		course of business, guaranteed in writing or
		witnessed any signatures whether for valuable
	consideration or not and whether or not such
guaranteeing or witnessing is ultra vires the Insured, 		upon any
 transfers, assignments, bills of sale, powers 		of attorney,
guarantees, endorsements or other 			obligations upon
 or in connection with any securities, 		documents or other written
 instruments and which 			pass or purport to pass title to
such securities, 			documents or other written
instruments; 				EXCLUDING, losses caused by
FORGERY or 			ALTERATION of, on or in those instruments
			covered under Insuring Agreement (E) hereof.
Securities, documents or other written instruments shall be deemed to mean original (including original counterparts) negotiable or non-negotiable
 agreements which in and of themselves represent an equitable interest, ownership, or debt, including an assignment thereof which instruments are in the ordinary course of business, transferable by delivery of such
 agreements with any necessary endorsement or assignment.	The word
'counterfeited' as used in this Insuring Agreement shall be deemed to mean any security, document or other written instrument which is intended to
 deceive and to be taken for an original.	Mechanically reproduced
 facsimile signatures are treated the same as handwritten signatures.(F)
	COUNTERFEIT CURRENCY	Loss through the receipt by the Insured,
 in good faith, of any counterfeited money orders or altered paper currencies or coin of the United States of America or Canada issued or purporting to have been issued by the United States of America or
Canada or issued pursuant to a United States of America or Canadian
statute for use as currency.(G)	STOP PAYMENT	Loss against any and
 all sums which the Insured shall become obligated to pay by reason of the Liability imposed upon the Insured by law for damages:
For having either complied with or failed to comply 		with any
written notice of any customer, shareholder 		or subscriber of
the Insured or any Authorized 			Representative of such
 customer, shareholder or 			subscriber to stop payment
 of any check or draft 			made or drawn by such customer,
 shareholder or 			subscriber or any Authorized
Representative of such 		customer, shareholder or subscriber, or
	For having refused to pay any check or draft made or
drawn by any customer, shareholder or subscriber of 		the Insured,
 or any Authorized Representative of 			such customer,
shareholder or subscriber.(H)	UNCOLLECTIBLE ITEMS OF DEPOSIT	Loss
 resulting from payments of dividends or fund shares, or withdrawals permitted from any customer's, shareholder's or subscriber's account based upon Uncollectible items of Deposit of a customer, shareholder or subscriber credited by the Insured or the Insured's agent to such customer's,
shareholder's or subscriber's Mutual Fund Account: or	loss resulting
from any item of Deposit processed through an Automated Clearing House which is reversed by the customer, shareholder or subscriber and deemed
 uncollectible by the Insured.	Loss includes dividends and interest
 accrued not to exceed 15% of the Uncollectible items which are deposited.
	This Insuring Agreement applies to all Mutual Funds with
'exchange privileges' if all Fund(s) in the exchange program are insured by a Great American Insurance Company of Cincinnati, OH for Uncollectible Items of Deposit. Regardless of the number of transactions between Fund(s)
the minimum number of days of deposit within the Fund(s) before withdrawal as declared in the Fund(s) prospectus shall begin from the date a deposit
was first credited to any Insured Fund(s).Page 2 of 10(I)	  AUDIT EXPENSE
		Expense incurred by the Insured for that part of the costs
of audits or examinations required by any governmental regulatory authority to be conducted either by such authority or by an independent accountant by reason of the discovery of loss sustained by the Insured through any dishonest or fraudulent act(s), including Larceny or Embezzlement of any of the Employees.  The total liability of the Underwriter for such expense by reason of such acts of any Employee or in which such Employee is concerned or implicated or with respect to any one audit or examination is limited to the amount
stated opposite Audit Expense in Item 3 of the Declarations; it being understood, however, that such expense shall be deemed to be a loss sustained by the Insured through any dishonest or fraudulent act(s), including Larceny or Embezzlement of one or more of the Employees and the liability under this paragraph shall be in addition to the Limit of Liability stated in Insuring
Agreement (A) in Item 3 of the Declarations.
(J)	  TELEFACSIMILE TRANSMISSIONS		Loss resulting by reason
 of the Insured having transferred, paid or delivered any funds or
Property, established any credit, debited any account, or given any value relying on any fraudulent instructions sent by a customer or financial institution by Telefacsimile Transmission directed to the Insured, authorizing or acknowledging the transfer, payment, or delivery of funds or property, the establishment of a credit, debiting of any account, or the giving of value by the Insured, but only if such telefacsimile
instructions:		(i)	bear a valid test key exchanged between
the Insured 			and a customer or another financial
institution with 				authority to use such test
 key for Telefacsimile 				instructions in the ordinary
 course of business, but 				which test key has
 been wrongfully obtained by a 				person who was not
 authorized to initiate, make, 				validate or
authenticate a test key arrangement; and		(ii)	fraudulently
 purport to have been sent by such 				customer
 or financial institution, but which
telefacsimile instructions are transmitted without the

	knowledge or consent of such customer or financial
	institution by a person other than such customer or
		financial institution and which bear a forged
		signature.			'Telefacsimile' means
 a system of transmitting 				written
documents by electronic signals over 				telephone
 lines to equipment maintained by the 				Insured
 within its communication room for the 				purposes
 of reproducing a copy of said document.  It 			does not
 mean electronic communication sent by 				Telex,
 TWC, or electronic mail, or Automated 				Clearing
 House.	(K) 	UNAUTHORIZED SIGNATURES	Loss resulting directly from the
Insured having accepted, paid or cashed any check or withdrawal order, draft, made or drawn on a customer's account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file with the Insured as a signatory on such
account.	It shall be a condition precedent to the Insured's right
 to recovery under this Insuring Agreement that the Insured shall have on file signatures of all persons who are authorized signatories on such
 account.GENERAL AGREEMENTS(A)	ADDITIONAL OFFICES OR EMPLOYEES-
CONSOLIDATION OR MERGER-NOTICE	(1)	If the Insured shall, while this
 bond is in force, 			establish any additional office
or offices, such office 		or offices shall be automatically
 covered hereunder 			from the dates of their
establishment, respectively.  			No notice to the
Underwriter of an increase during 			any premium
period in the number of offices or in 			the number of
Employees at any of the offices 			covered hereunder
need be given and no additional 			premium need be
paid for the remainder of such 			premium period.	(2)
If an Investment Company, named as Insured herein, 		shall,
while this bond is in force, merge or 				consolidate
 with, or purchase the assets of another
institution, coverage for such acquisition shall apply 		automatically
 from the date of acquisition.  The 			Insured shall
notify the Underwriter of such
				acquisition within 60 days of said date,
 and an 			additional premium shall be computed only
if such 		acquisition involves additional offices or
employees.(B)	WARRANTY	No statement made by or on behalf
of the Insured, whether contained in the application or otherwise, shall be deemed to be a warranty of anything except that it is true to the best of the knowledge and belief of the person making the
 statement.(C)	COURT COSTS AND ATTORNEYS' FEES (Applicable 	to
 all Insuring Agreements or Coverages now or hereafter 	forming part
 of this bond)	The Underwriter will Indemnify the Insured against
court costs and reasonable attorneys' fees incurred and paid by the
Insured in defense, whether or not successful, whether or not fully litigated on the merits and whether or not settled of any suit or legal proceeding brought against the Insured to enforce the Insured's liability or alleged liability on account of any loss, Page 3 of 10claim or damage which, if established against the Insured, would constitute a loss sustained by the Insured covered
under the terms of this bond provided, however, that with respect to
Insuring
 Agreement (A) this indemnity shall apply only in the event that	(1)
	an Employee admits to being guilty of any dishonest 		or
fraudulent act(s), including Larceny or
Embezzlement; or	(2)	an Employee is adjudicated to be guilty
of any 			dishonest or fraudulent act(s), including Larceny
 or 		Embezzlement;	(3)	in the absence of (1) or (2) above
an arbitration panel 		agrees, after a review of an agreed statement
 of facts, 		that an Employee would be found guilty of
		dishonesty if such Employee were prosecuted.	The Insured
shall promptly give notice to the Underwriter of any such suit or legal proceeding and at the request of the Underwriter shall furnish it with copies of all pleadings and other papers therein. At the Underwriter's election the Insured shall permit the Underwriter to conduct the defense of such suit or legal proceeding, in the Insured's name, through attorneys of the Underwriter's selection. In such event, the Insured shall give all reasonable information and assistance which the Underwriter shall deem necessary to the proper defense of such suit or legal proceeding.
If the Insured's liability or alleged liability is greater than the amount recoverable under this bond, or if a Deductible Amount is applicable, the liability of the Underwriter under this General Agreement is limited to that percentage of litigation expense determined by pro ration of  the bond limit of liability to the amount claimed, after the application of any deductible. This litigation expense will be in addition to the Limit of Liability for the applicable Insuring
 Agreement.(D)	FORMER EMPLOYEE	Acts of Employee, as defined in this bond,
 are covered under Insuring Agreement (A) only while the Employee is in the Insured's employ.  Should loss involving a former Employee of the Insured be discovered subsequent to the termination of employment, coverage would still apply under Insuring Agreement (A) if the direct proximate cause of the loss occurred while the former Employee performed duties within the scope of his/her employment.THE FOREGOING INSURING
 AGREEMENTS ANDGENERAL AGREEMENTS ARE SUBJECT TOTHE FOLLOWING CONDITIONS
 ANDLIMITATIONS:SECTION 1.	DEFINITIONS		The following
 terms, as used in this bond, shall have the respective meanings stated
in this Section:		(a)	'Employee' means:
(1)	any of the Insured's officers, partners, or
		employees, and		(2)	any of the officers
or employees of any 				predecessor of the
Insured whose principal 				assets are
acquired by the Insured by
consolidation or merger with, or purchase of
	assets of capital stock of such predecessor, and
	(3)	attorneys retained by the Insured to perform
			legal services for the Insured and the employees
 			of such attorneys while such attorneys or the
				employees of such attorneys are performing
				such services for the Insured, and
	(4)	guest students pursuing their studies or duties in
		any of the Insured's offices, and
(5)	directors or trustees of the Insured, the
		investment advisor, underwriter (distributor),
			transfer agent, or shareholder accounting record
			keeper, or administrator authorized by written
				agreement to keep financial and/or other
				required records, but only while performing
 acts
coming within the scope of the usual duties of
an officer or employee or while acting as a
member of any committee duly elected or
appointed to examine or audit or have custody
of or access to the Property of the Insured, and
(6)	any individual or individuals assigned to
perform the usual duties of an employee within 			the premises
of
 the Insured by contract, or by 				any agency
 furnishing temporary personnel on a 			contingent or part-time
 basis, and		(7)	each natural person, partnership or corporation
authorized by written agreement with the 				Insured
to
perform services as electronic data 				processor of
checks or other accounting records 			of the Insured, but
excluding any such processor 			who acts as transfer agent
or in any other agency 			capacity in issuing checks, drafts
or securities 				for the Insured, unless included under
 Sub-				section (9) hereof, and		(8)	those
persons so designated in setion 15, 				Central
Handling of Securities, and
(9)	any officer, partner or Employee of			a)	an
 investment advisor,			b)	an underwriter (distributor),
Page 4 of 10			c)	a transfer agent or shareholder
 accounting 				record-keeper, or
	d)	an administrator authorized by written
		agreement to keep financial and/or other
			required records,			for an
Investment Company, named as Insured 			while performing
acts coming within the scope 			of the usual duties of an
 officer or Employee of 			any Investment Company
 named as Insured 				herein, or while acting
as a member of any 				committee duly elected
or appointed to examine 			or audit or have custody
 of or access to the 				Property of any such
Investment Company, 				provided that only
Employees or partners of a 				transfer agent,
 shareholder accounting record-				keeper or
administrator which is an affiliated
person as defined in the Investment Company
	Act of 1940, of an Investment Company named
	as Insured or is an affiliated person of the
		adviser, underwriter or administrator of such
			Investment Company, and which is not a bank,
 			shall be included within the definition of
				Employee.			Each
employer of temporary personnel or 				processors
 as set forth in Sub-Sections (6) and
(7) of Section 1 (a) and their partners, officers
		and employees shall collectively be deemed to
		be one person for all the purposes of this bond,
			excepting, however, the last paragraph of
				Section 13.		Brokers, or
 other agents under contract or
representatives of the same general character shall
	not be considered Employees.	(b)	'Property' means
 money (i.e. currency, coin, bank 			notes,
 Federal Reserve notes), postage and revenue
stamps, U.S. Savings Stamps, bullion, precious
metals of all kinds and in any form and articles made
therefrom, jewelry, watches, necklaces, bracelets,
	gems, precious and semi-precious stones, bonds,
		securities, evidences of debts, debentures, scrip,
			certificates, interim receipts, warrants, rights,
 puts, 			calls, straddles, spreads, transfers, coupons,
drafts, 			bills of exchange, acceptances, notes,
 checks, 			withdrawal orders, money orders,
 warehouse 			receipts, bills of lading, conditional
 sales contracts, 			abstracts of title, insurance
policies, deeds, mortgages 		under real estate and/or
chattels and upon interests 			therein, and
 assignments of such policies, mortgages 		and instruments,
 and other valuable papers, including 		books of account and
other records used by the 			Insured in the conduct
 of its business, and all other 			instruments
 similar to or in the nature of the 			foregoing
including Electronic Representations of
such Instruments enumerated above (but excluding
	all data processing records) in which the Insured has
an interest or in which the Insured acquired or should 		have
acquired an interest by reason of a
predecessor's declared financial condition at the time 		of
 the Insured's consolidation or merge with, or
purchase of the principal assets of, such predecessor 		or
which are held by the Insured for any purpose or 		in
 any capacity and whether so held by the Insured
for any purpose or in any capacity and whether so
held gratuitously or not and whether or not the
Insured is liable therefor.	(c)	'Forgery' means the signing of
 the name of another 		with the intent to deceive; it does not
 include the 			signing of one's own name with or without
 authority, 		in any capacity, or for any purpose.	(d)
'Larceny and Embezzlement' as it applies to any
named Insured means those acts as set forth in 			Section
 37 of the Investment Company Act of 1940.	(e)	'Items of Deposit'
 means any one or more checks 			and drafts.SECTION 2.
 EXCLUSIONSTHIS BOND DOES NOT COVER:	(a)	loss effected directly
 or indirectly
 by means of 			forgery or alteration of, on or in
any instrument, 			except when covered by
Insuring Agreement (A), 			(D), (E) or (F).
	(b)	loss due to riot or civil commotion outside the United
 		States of America and Canada; or loss due to
	military, naval or usurped power, war or insurrection
unless such loss occurs in transit in the circumstances
recited in Insuring Agreement (D), and unless, when
such transit was initiated, there was no knowledge of
such riot, civil commotion, military, naval or usurped
power, war or insurrection on the part of any person
acting for the Insured in initiating such transit.
(c)	loss, in time of peace or war, directly or indirectly
caused by or resulting from the effects of nuclear
fission or fusion or radioactivity; provided, however,
that this paragraph shall not apply to loss resulting
from industrial uses of nuclear energy.	(d)	loss resulting from any
 wrongful act or acts of any 			person who is a member
of the Board of Directors of 		the Insured or a member of any
equivalent body by 			whatsoever name known unless
such person is also 			an Employee or an elected
official, partial owner or 		partner of the Insured in some
 other capacity, nor, in 		any event, loss resulting from
the act or acts of any 			person while acting in the
capacity of a member of 			such Board or equivalent
 body.
	(e)	loss resulting from the complete or partial
nonpayment of, or default upon, any loan or 			transaction
 in the nature of, or amounting to, a loan 			made by or
obtained from the Insured or any of its 			partners,
directors or Employees, whether authorized Page 5 of 10		or
unauthorized
 and whether procured in good faith 		or through trick, artifice,
fraud or false pretenses, 			unless such loss is
covered under Insuring Agreement 		(A), (E) or (F).
(f)	loss resulting from any violation by the Insured or by
any Employee		(1)	of law regulating (a) the issuance,
 purchase or 				sale of securities,
(b) securities transactions
upon Security Exchanges or over the counter
market, (c) Investment Companies, or (d)
Investment Advisors, or		(2)	of any rule or regulation made
pursuant to any 			such law.		unless
such loss, in the absence of such laws, rules or
regulations, would be covered under Insuring
Agreements (A) or (E).	(g)	loss of Property or loss of privileges
 through the 			misplacement or loss of Property as set
 forth in 			Insuring Agreement (C) or (D) while the
 Property is 		in the custody of any armored motor vehicle
company, unless such loss shall be in excess of the
amount recovered or received by the Insured under
(a) the Insured's contract with said armored motor
vehicle company, (b) insurance carried by said
armored motor vehicle company for the benefit of
users of its service, and (c) all other insurance and
indemnity in force in whatsoever form carried by or 		for the
benefit of users of said armored motor vehicle 		company's service,
 and then this bond shall cover 			only such excess.
(h)	potential income, including but not limited to interest
and dividends, not realized by the Insured because of 		a loss covered
under this bond, except as included 			under Insuring
Agreement (I).	(i)	all damages of any type for which the Insured is
legally liable, except direct compensatory damages
arising from a loss covered under this bond.	(j)	loss through the
surrender of Property away from an 		office of the Insured as a
 result of a threat		(1)	to do bodily harm to any person,
except loss of 			Property in transit in the custody of any
 person 			acting as messenger provided that when such
transit was initiated there was no knowledge by
the Insured of any such threat, or		(2)	to do damage to
the premises or Property of the 			Insured, except
when covered under Insuring 				Agreement (A).
(k)	all costs, fees and other expenses incurred by the
Insured in establishing the existence of or amount of 		loss
covered under this bond unless such indemnity is 		provided
 for under Insuring Agreement (I)
..	(l)	loss resulting from payments made or withdrawals
from the account of a customer of the Insured, 			shareholder
 or subscriber to shares involving funds 			erroneously
 credited to such account, unless such 			payments are made
to or withdrawn by such
depositor or representative of such person, who is
within the premises of the drawee bank of the Insured 		or within
 the office of the Insured at the time of such 		payment or
withdrawal or unless such payment is 			covered under
Insuring Agreement (A).	(m)	any loss resulting from Uncollectible
Items of 			Deposit which are drawn from a financial
 institution 		outside the fifty states of the United States of
America, District of Columbia, and territories and
possessions of the United States of America, and
Canada.SECTION 3. ASSIGNMENT OF RIGHTS	This bond does not afford coverage
in favor of any Employers of temporary personnel or of processors as set forth in sub-sections (6) and (7) of Section 1(a) of this bond, as aforesaid, and upon payment to the insured by the Underwriter on account of any loss through dishonest or fraudulent act(s) including Larceny or Embezzlement committed by any of the partners, officers or employees of such Employers, whether acting alone or in collusion with others, an assignment of such of the Insured's
rights and causes of action as it may have against such Employers by reason of such acts so committed shall, to the extent of such payment, be given by the Insured to the Underwriter, and the Insured shall execute all papers necessary to secure to the Underwriter the rights herein provided for.SECTION 4.  LOSS-NOTICE-PROOF-LEGAL
	     PROCEEDINGS	This bond is for the use
and benefit only of the Insured named in the Declarations
and the Underwriter shall not be liable hereunder for loss sustained by anyone other than the Insured unless the Insured, in its sole discretion and at its option, shall include such loss in the Insured's proof of loss.  At the earliest practicable moment after discovery of any loss hereunder the Insured shall give the Underwriter written notice thereof and shall also within six months after such discovery furnish to the Underwriter affirmative proof of loss with full particulars.
  If claim is made under this bond for loss of securities or shares, the Underwriter shall not be liable unless each of such securities or shares is identified in such proof of loss by a certificate or bond number or, where such securities or shares are uncertificated, by such identification means as agreed to by the Underwriter.  The Underwriter shall have thirty days after notice and proof of loss within which to investigate the claim, and this shall apply notwithstanding the loss is made up wholly or in part of securities of which duplicates may be obtained.  Legal proceedings for recovery of any loss hereunder shall not be brought prior to the expiration of sixty days after such proof of loss is filed with the Underwriter nor after the expiration of twenty-four months from the discovery of such loss, except that any action or proceeding to recover hereunder Page 6 of 10on account of any judgment against the Insured in any suit mentioned in General
 Agreement C or to recover attorneys' fees paid in any such suit, shall be begun within twenty-four months from the date upon which the judgment in such suit shall become final.  If any limitation embodied in this bond is prohibited by any law controlling the construction hereof, such limitation shall be deemed to be amended so as to be equal to the minimum period of limitation permitted by such law.
	Discovery occurs when the Insured	(a)	becomes aware of
 facts, or	(b)	receives written notice of an actual or potential
 claim 		by a third party which alleges that the Insured is
		liable under circumstancewhich would cause a reasonable
 person to assume that a loss covered by the bond has been or will be incurred even though the exact amount or details of loss may not be then
 known.SECTION 5.  VALUATION OF PROPERTY	The value of any Property,
 except books of accounts or other records used by the Insured in the conduct of its business, for the loss of which a claim shall be made hereunder, shall be determined by the average market value of such Property on the business day next preceding the discovery of such loss; provided, however, that the value of any Property replaced by the Insured prior to the payment of claim therefor shall be the actual market value at the time of replacement; and further provided that in case of a loss or misplacement of interim certificates, warrants, rights, or other securities, the production which is necessary to the exercise of subscription, conversion, redemption or deposit privileges, the value thereof shall be the market value of such privileges immediately preceding the expiration thereof if said loss or misplacement is not discovered until after their expiration. If no market price is quoted for such Property or for such privileges, the value shall
 be fixed by agreement between the parties or by arbitration.	In case of
 any loss or damage to Property consisting of books of accounts or other records used by the Insured in the conduct of its business, the Underwriter shall be liable under this bond only if such books or records are actually reproduced and then for not more than the cost of blank books, blank pages or other materials plus the cost of labor for the actual transcription or copying of data which shall have been furnished by the Insured in order to reproduce such books and other records.SECTION 6. VALUATION OF PREMISES
AND 				      FURNISHINGS	In case of damage
to any office of the Insured, or loss of or damage to the furnishings, fixtures, stationary, supplies, equipment, safes or vaults therein, the
 Underwriter shall not be liable for more than the actual cash value thereof, or for more than the actual cost of their replacement or repair. The Underwriter may, at its election, pay such actual cash value or make such replacement or repair.  If the Underwriter and the Insured cannot agree upon such cash value or such cost or replacement or repair, such shall be
 determined by arbitration.SECTION 7.  LOST SECURITIES	If the Insured
shall sustain a loss of securities the total value of which is in excess of the limit stated in Item 3 of the Declarations of this bond, the liability of the Underwriter shall be limited to payment for, or duplication of,
 securities having value equal to the limit stated in Item 3 of the
Declarations of this bond.	If the Underwriter shall make payment
 to the Insured for any loss of securities, the Insured shall thereupon assign to the Underwriter all of the Insured's rights, title and interests
 in and to said securities.	With respect to securities the value of
 which do not exceed the Deductible Amount (at the time of the discovery of the loss) and for which the Underwriter may at its sole discretion and option and at the request of the Insured issue a Lost Instrument
 Bond or Bonds to effect replacement thereof, the Insured will pay the usual premium charged therefor and will indemnify the Underwriter against all loss or expense that the Underwriter may sustain because
of the issuance of such Lost Instrument Bond or Bonds.	With respect
to securities the value of which exceeds the Deductible Amount (at the time of discovery of the loss) and for which the Underwriter may issue or arrange for the issuance of a Lost Instrument Bond or Bonds to effect replacement thereof, the Insured agrees that it will pay as premium therefor a proportion of the usual premium charged therefor, said proportion being equal to the percentage that the Deductible Amount bears to the value of the securities upon discovery of the loss, and that it will indemnify the issuer of said Lost Instrument Bond or Bonds against all loss and expense that is not recoverable from the Underwriter under the terms and conditions of this INVESTMENT COMPANY BOND subject to the Limit of Liability hereunder.
SECTION 8. SALVAGE	In case of recovery, whether made by the Insured or
 by the Underwriter, on account of any loss in excess of the Limit of Liability hereunder plus the Deductible Amount applicable to such loss from any source other than suretyship, insurance, reinsurance, security or indemnity taken by or for the benefit of the Underwriter, the net amount of such recovery, less the actual costs and expenses of making same, shall be applied to reimburse the Insured in full for the excess portion of such loss, and the remainder, if any, shall be paid first in reimbursement of the Underwriter and thereafter in reimbursement of the Insured for that part of such loss within the Deductible Amount. The Insured shall execute all necessary papers to secure to the Underwriter the rights provided for herein.Page 7 of
10SECTION 9.  NON-REDUCTION AND NON-		      ACCUMULATION OF
LIABILITY AND 			      TOTAL LIABILITY	At all times prior
to termination hereof this bond shall continue in force for the limit stated
in the applicable sections of Item 3 of the Declarations of this bond notwithstanding any previous loss for which the Underwriter may have paid or be liable to pay hereunder; PROVIDED, however, that regardless of the number of years this bond shall continue in force and the number of premiums which shall be payable or paid, the liability of the Underwriter under this
 bond with respect to all loss resulting form	(a)	any one act of
 burglary, robbery or hold-up, or 			attempt thereat,
in which no Partner or Employee is 		concerned or implicated
shall be deemed to be one 			loss, or	(b)
any one unintentional or negligent act on the part of 		any one
person resulting in damage to or destruction 		or misplacement of
 Property, shall be deemed to be 		one loss, or	(c)	all
 wrongful acts, other than those specified in (a)
above,
 of any one person shall be deemed to be one 		loss, or	(d)
	all wrongful acts, other than those specified in (a)
	above, of one or more persons (which dishonest
act(s) or act(s) of Larceny or Embezzlement include, 		but are
not limited to, the failure of an Employee to 		report such acts
of others) whose dishonest act or acts 		intentionally or
unintentionally, knowingly or 			unknowingly, directly or
 indirectly, aid or aids in any 		way, or permits the
continuation of, the dishonest act 		or acts of any other person
or persons shall be 			deemed to be one loss with the act
or acts of the 			persons aided, or	(e)	any one
casualty or event other than those specified 		in (a), (b), (c)
 or (d) preceding, shall be deemed to be 		one loss, andshall
 be limited to the applicable Limit of Liability stated in Item 3 of the Declarations of this bond irrespective of the total amount of such loss or losses and shall not be cumulative in amounts from year to year or from
 period to period.	Sub-section (c) is not applicable to any situation
 to which the language of sub-section (d) applies.SECTION 10. LIMIT OF
LIABILITY	With respect to any loss set forth in the PROVIDED clause
 of Section 9 of this bond which is recoverable or recovered in whole or in part under any other bonds or policies issued by the Underwriter to the Insured or to any predecessor in interest of the Insured and terminated or cancelled or allowed to expire and in which the period for discovery has not expired at the time any such loss thereunder is discovered, the total liability of the Underwriter under this bond and under other bonds or policies shall not exceed, in the aggregate, the amount carried hereunder on such loss or the amount available to the
Insured under such other bonds, or policies, as limited by the terms and conditions thereof, for any such loss if the latter amount be the
larger.SECTION 11.  OTHER INSURANCE	If the Insured shall hold, as
indemnity against any loss covered hereunder, any valid and enforceable insurance or suretyship, the Underwriter shall be liable hereunder only for such amount of such loss which is in excess of the amount of such other insurance or suretyship, not exceeding, however, the Limit of Liability
 of this bond applicable to such loss.SECTION 12.  DEDUCTIBLE	The
 Underwriter shall not be liable under any of the Insuring Agreements of this bond on account of loss as specified, respectively, in sub-sections (a), (b), (c), (d) and (e) of Section 9, NON-REDUCTION
 AND NONACCUMULATION OF LIABILITY AND TOTAL LIABILITY, unless the amount of such loss, after deducting the net amount of all
reimbursement and/or recovery obtained or made by the insured, other than from any bond or policy of insurance issued by an insurance company and covering such loss, or by the Underwriter on account thereof prior to payment by the Underwriter of such loss, shall exceed the
Deductible Amount set forth in Item 3 of the Declarations hereof
(herein called Deductible Amount) and then for such excess only, but in no event for more than the applicable Limit of Liability stated in
 Item 3 of the Declarations.	The Insured will bear, in addition to
 the Deductible Amount, premiums on Lost Instrument Bonds as set forth
 in Section 7.	There shall be no deductible applicable to any loss
 under Insuring Agreement A sustained by any Investment Company named
as Insured herein.SECTION 13.  TERMINATION	The Underwriter may
terminate this bond as an entirety by furnishing written notice specifying the termination date which cannot be prior to 90 days after the receipt of such written notice by each Investment Company named as Insured and the Securities and Exchange Commission, Washington, D.C.  The Insured
may terminate this bond as an entirety by furnishing written notice to the Underwriter.  When the Insured cancels, the Insured shall furnish written notice to the Securities and Exchange Commission, Washington,
 D.C. prior to 90 days before the effective date of the termination.
The Underwriter shall notify all other Investment Companies named as
Insured of the receipt of such termination notice and the termination cannot be effective prior to 90 days after receipt of written notice by all other Investment Companies.  Premiums are earned until the
termination date as set forth herein.Page 8 of 10	This Bond will
terminate as to any one Insured, (other than a registered management investment company), immediately upon taking over of such Insured by a receiver or other liquidator or by State or Federal officials, or immediately upon the filing of a petition under any State or Federal statute relative to bankruptcy or reorganization of the Insured, or assignment for the benefit of creditors of the Insured, or immediately upon such Insured ceasing to exist, whether through merger into another
entity, or by disposition of all of its assets.	This Bond will terminate
as to any registered management investment company upon the expiration of
 90 days after written notice has been given to the Securities and Exchange
 Commission, Washington, D.C.	The Underwriter shall refund the unearned
 premium computed as short rates in accordance with the standard short rate cancellation tables if terminated by the Insured or pro rata if
terminated for any other reason.	This Bond shall terminate
(a)	as to any Employee as soon as any partner, officer or
supervisory Employee of the Insured, who is not in
collusion with such Employee, shall learn of any
dishonest or fraudulent act(s), including Larceny or
Embezzlement on the part of such Employee without
prejudice to the loss of any Property then in transit in
the custody of such Employee and upon the 			expiration
 of ninety (90) days after written notice has
been given to the Securities and Exchange
Commission, Washington, D.C. (See Section 16[d]) 		and to
the Insured Investment Company, or	(b)	as to any Employee 90 days
 after receipt by each 			Insured and by the Securities and
Exchange
 			Commission of a written notice from the Underwriter
		of its desire to terminate this bond as to such
	Employee, or	(c)	as to any person, who is a partner, officer
 or
			employee of any Electronic Data Processor covered
	under this bond, from and after the time that the
Insured or any partner or officer thereof not in
collusion
 with such person shall have knowledge of 		information that such
 person has committed any 			dishonest or fraudulent
act(s), including Larceny or 		Embezzlement in the service of
 the Insured or 			otherwise, whether such act be
committed before or 		after the time this bond is effective.
SECTION 14.  RIGHTS AFTER TERMINATION OR
CANCELLATION	At any time prior to the termination or cancellation of
this bond as an entirety, whether by the Insured or the Underwriter, the
Insured may give to the Underwriter notice that if desires under this bond an additional period of 12 months within which to discover loss sustained by the Insured prior to the effective date of such termination
or cancellation and shall pay an additional premium therefor.	Upon
 receipt of such notice from the Insured, the Underwriter shall give its written consent thereto:  provided, however, that such additional period
of time shall terminate immediately;	(a)	on the effective date of
any other insurance obtained 		by the Insured, its successor in
business or any other 		party, replacing in whole or in part the
insurance 			afforded by this bond, whether or not such
other 			insurance provides coverage for loss sustained prior
 		to its effective date, or	(b)	upon takeover of
the Insured's business by any State 		or Federal official or
agency, or by any receiver or 			liquidator, acting or
appointed for this purposewithout the necessity of the Underwriter giving
notice of such termination.  In the event that such 	additional period
of time is terminated, as provided above, the Underwriter shall refund any
unearned premium.	The right to purchase such additional period for the
 discovery of loss may not be exercised by any State or Federal official or agency, or by any receiver or liquidator, acting or appointed to take over the Insured's business for the operation or for the liquidation thereof or for any other purpose.SECTION 15.  CENTRAL HANDLING OF SECURITIES
Securities included in the systems for the central handling of securities established and maintained by Depository Trust Company, Midwest Depository
 Trust Company, Pacific Securities Depository Trust Company, and Philadelphia Depository Trust Company, hereinafter called Corporations, to the extent of the Insured's interest therein as effective by the making of appropriate entries on the books and records of such Corporations shall be deemed to
 be Property.	The words 'Employee' and 'Employees' shall be deemed to
 include the officers, partners, clerks and other employees of the New
York Stock Exchange, Boston Stock Exchange, Midwest Stock Exchange,
Pacific Stock Exchange and Philadelphia Stock Exchange, hereinafter called Exchanges, and of the above named Corporations, and of any nominee in whose name is registered any security included within the systems for the central handling of securities established and maintained by such Corporations, and any employee of any recognized service company
, while such officers, partners, clerks and other employees and employees of service companies perform services for such Corporations in the operation of such systems.  For the purpose of the above definition a recognized service company shall be any company providing clerks or other personnel to said Exchanges or Corporation on a contract basis.
	The Underwriter shall not be liable on account of any loss(es)
in connection with the central handling of securities within the systems established and maintained by such Corporations, unless such loss(es)
shall be in excess of the amount(s) recoverable or recovered under any bond or policy if insurance indemnifying such Corporations, against such loss(es), and then the Underwriter shall be liable hereunder only Page 9 of 10for the Insured's share of such excess loss(es), but in no event
 for more than the Limit of Liability applicable hereunder.	For the
 purpose of determining the Insured's share of excess loss(es) it shall be deemed that the Insured has an interest in any certificate representing any security included within such systems equivalent to the interest the Insured then has in all certificates representing the same security included within such systems and that such Corporation shall use their best judgment in apportioning the amount(s) recoverable or recovered under any bond or policy of insurance indemnifying such Corporations against such loss(es) in connection with the central handling of securities within such systems among all those having an interest as recorded by appropriate entries in the books and records of such
Corporations in Property involved in such loss(es) on the basis that each such interest shall share in the amount(s) so recoverable or recovered in the ratio that the value of each such interest bears to the total value of all such interests and that the Insured's share of such excess loss(es) shall be the amount of the Insured's interest in such Property in excess of the amount(s) so apportioned to the Insured
by such Corporations.	This bond does not afford coverage in favor of
 such Corporations or Exchanges or any nominee in whose name is registered any security included within the systems for the central handling of securities established and maintained by such Corporations, and upon payment to the Insured by the Underwriter on account of any loss(Es) within the systems, an assignment of such of the Insured's rights and causes of action as it may have against such Corporations or Exchanges shall to the extent of such payment, be given by the Insured to the Underwriter, and the Insured shall execute all papers necessary to secure to the
 Underwriter the rights provided for herein.SECTION 16.  ADDITIONAL COMPANIES
INCLUDED AS 			INSURED	If more than one corporation,
co-partnership or person or any combination of them be included as the
Insured herein:	(a)	the total liability of the Underwriter hereunder for
 			loss or losses sustained by any one or more or all
 of 		them shall not exceed the limit for which the
	Underwriter would be liable hereunder if all such loss 		were
 sustained by any one of them.	(b)	the one first named herein shall be
deemed 			authorized to make, adjust and receive and enforce
			payment of all claims hereunder and shall be deemed
		to be the agent of the others for such purposes and
		for the giving or receiving of any notice required or
permitted to be given by the terms hereof, provided 		that the
Underwriter shall furnish each named 			Investment Company
 with a copy of the bond and 			with any amendment
thereto, together with a copy of 		each formal filing of
the settlement of each such 			claim prior to the
 execution of such settlement,	(c)	the Underwriter shall not
be responsible for the 			proper application of any
payment made hereunder to 		said first named Insured,
	(d)	knowledge possessed or discovery made by any
		partner, officer or supervisory Employee of any
		Insured shall for the purpose of Section 4 and Section
		13 of this bond constitute knowledge or discovery by
	all the Insured, and	(e)	if the first named Insured ceases
 for any reason to be 		covered under this bond, then the Insured
next named 		shall thereafter be considered as the first named
			Insured for the purposes of this bond.SECTION 17.
 NOTICE AND CHANGE OF CONTROL	Upon the Insured's obtaining knowledge of
a transfer of its outstanding voting securities which results in a change in control (as set forth in Section 2(a) (9) of the Investment Company Act of 1940) of the Insured, the Insured shall within thirty (30) days of such
 knowledge give written notice to the Underwriter setting forth:	(a)
	the names of the transferors and transferees (or the
	names of the beneficial owners if the voting
securities are requested in another name), and	(b)	the total number
of voting securities owned by the 			transferors and
the transferees (or the beneficial 			owners), both
immediately before and after the 			transfer, and
	(c)	the total number of outstanding voting securities.
As used in this section, control means the power to exercise a controlling
influence over the management or policies of the Insured.	Failure to
give the required notice shall result in termination of coverage of this bond, effective upon the date of stock transfer for any loss in which
any transferee is concerned or implicated.	Such notice is not
 required to be given in the case of an Insured which is an Investment
 Company.SECTION 18.  CHANGE OR MODIFICATION	This bond or any
instrument amending or effecting same may not be changed or modified orally.  No changes in or modification thereof shall be effective unless made by written endorsement issued to form a part hereof over the signature of the Underwriter's Authorized Representative.  When
 a bond covers only one Investment Company no change or modification which would adversely affect the rights of the Investment Company shall be effective prior to 60 days after written notification has been furnished to the Securities and Exchange Commission, Washington, D. C.
 by the Insured or by the Underwriter.  If more than one Investment
 Company is named as the Insured herein, the Underwriter shall give written notice to each Investment Company and to the Securities and
Exchange Commission, Washington, D.C. not less than 60 days prior to the effective date of any change or modification which would adversely affect the rights of such Investment Company.IN WITNESS WHEREOF, the Underwriter has caused this bond to be executed on the Declarations Page.
Page 10 of 10RIDER NO. 1INSURING AGREEMENT LTo be attached to and form
 part of Bond No.   524-50-16 - 08in favor of       Stock Dividend Fund, Inc.
It is agreed that:1.	The attached bond is amended by adding an additional
 Insuring Agreement as follows:COMPUTER SYSTEMSLoss resulting directly
from a fraudulent(1)	entry of data into, or(2)	change of data
elements or programs withina Computer System; provided that fraudulent
entry or change causes	(a)	Property to be transferred, paid or
 delivered,	(b)	an account of the Insured, or of its customer,
 to be added, deleted, debited or credited, or	(c)	an unauthorized
 account or a fictitious account to be debited or credited;(3)	voice
instruction or advices having been transmitted to the Insured or its
agent(s) by telephone;	and provided further, the fraudulent entry or
change is made or caused by an individual acting with the manifest intent
 to:	(i)	cause the Insured or its agent(s) to sustain a loss, and
	(ii)	obtain financial benefit for that individual or for other
 persons intended by that 			individual to receive
 financial benefit,	(iii)	and further provided such voice instructions
 or advices:	(a)	were made by a person who purported to represent an
 individual authorized to make 			such voice instructions or
 advices; and	(b)	were electronically recorded by the Insured or its
 agent(s).(4)	It shall be a condition to recovery under the Computer Systems
 Rider that the Insured or its agent(s) shall to the best of their ability electronically record all voice instructions or advices received over telephone.
  The Insured or its agent(s) warrant that they shall make their best efforts to maintain the electronic recording system on a continuoUs basis.
 Nothing, however, in this Rider shall bar the Insured from recovery where no recording is available because of mechanical failure of the device used in making such recording, or because of failure of the media used to record a conversation from any cause, or error omission of any Employee(s) or agent(s) of the Insured.Page 1 of 3SCHEDULE OF SYSTEMSInsureds Proprietary System2.
	As used in this Rider, Computer System means:	(a)	computers
with related peripheral components, including storage components, wherever
 		located,	(b)	systems and applications software,
	(c)	terminal devices,	(d)	related communication networks
 or customer communication systems, and	(e)	related Electronic Funds
 Transfer Systems,by which data are electronically collected, transmitted,
 processed, stored, and retrieved.3.	In addition to the exclusion in the
 attached bond, the following exclusions are applicable to this Insuring
 Agreement:	(a)	loss resulting directly or indirectly from the theft
of confidential information, material or data:  and (b) loss resulting directly
 or indirectly from entries or changes made by an 	individual authorized
to have access to a Computer System who acts in good faith on instructions, unless such instructions are given to that individual by a software contractor
 (or 	by a partner, officer or employee thereof) authorized by the Insured
to design, develop, 	prepare, supply service, write or implement programs
 for the Insured's Computer System.4.	The following portions of the attached
 bond are not applicable to this Rider:	(a)	the initial paragraph of
the bond preceding the Insuring Agreements which reads '...at 	any time but
 discovered during the Bond Period.'	(b)	Section 9-NON-REDUCTION AND
NON-ACCUMULATION OF LIABILITY AND 	TOTAL LIABILITY 	(c)
Section 10-LIMIT OF LIABILITY5.	The coverage afforded by this rider applies
 only to loss discovered by the Insured during the period this Rider is in
force.6.	All loss or series of losses involving the fraudulent
activity of one individual, or involving fraudulent activity in which one individual is implicated, whether or not that individual is specifically identified, shall be treated as one loss. A series of losses involving unidentified individuals but arising from the same method of operation may be deemed by the Underwriter to involve the same individual and in that
event shall be treated as one loss.7.	The Limit of Liability for the
coverage provided by this Rider shall be Dollars, $300,000.8.	The
Underwriter
 shall be liable hereunder for the amount by which one loss shall be in excess
 of  $5,000 (herein called the Deductible Amount) but not in excess of the
Limit
 of Liability stated above.Page 2 of 39.	If any loss is covered under
this Insuring Agreement and any other Insuring Agreement or Coverage, the maximum amount payable for such loss shall not exceed the largest amount
 available under any one Insuring Agreement or Coverage.10.	Coverage
under this Rider shall terminate upon termination or cancellation of the bond to which this Rider is attached.  Coverage under this rider may also be terminated or cancelled without cancelling the bond as an entirety:
(a)	90 days after receipt by the Insured of written notice from the
Underwriter of its desire to 		terminate or cancel coverage
 under this Rider, or	(b)	immediately upon receipt by the Underwriter
 of a written request from the Insured to 			terminate or
 cancel coverage under this Rider.The Underwriter shall refund to the
 Insured the unearned premium for this coverage under this Rider.
The refund shall be computed at shore rates if this Rider is terminated or cancelled or reduces by notice from, or at the instance of the
Insured.11.	Section 4-LOSS-NOTICE-PROOF-LEGAL PROCEEDING of the
 Conditions and Limitations of this bond is amended by adding the following sentence:'Proof of Loss resulting from Voice Instructions or advices covered under this bond shall include Electronic Recording of
such Voice Instructions of advices.'12.	Notwithstanding the foregoing,
 however, coverage afforded by the Rider is not designed to provide protection against loss covered under a separate Electronic and Computer
 Crime Policy by whatever title assigned or by whatever Underwriter written.  Any loss which is covered under such separate Policy is excluded from coverage under this bond; and the Insured agrees to make
 claim for such loss under its separate Policy.13.	This rider shall
 become effective as of 12:01 a.m. on 12/26/2010 standard time.Page 3 of 3
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